UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event	October 9, 2007
Reported)

USAA Acceptance, LLC
(Depositor)

USAA Auto Owner Trust 2007-2
(Issuing Entity)

Delaware
(State or Other Jurisdiction of Incorporation)

333-131356	71-0898378
333-131356-05	26-6040820
(Commission File Numbers)	(Registrants’ I.R.S. Employer Identification Nos.)

9830 Collannade Blvd., Suite 600
San Antonio, Texas	78230
(Address of Principal Executive Offices)	(Zip Code)

(210) 498-0922
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01. Other Events.

     The Registrant and Co-Registrant are filing the exhibits listed in Item 9.01(d) below in connection with the public issuance of the Class A-2 5.04% Auto Loan Asset Backed Notes, Class A-3 4.90% Auto Loan Asset Backed Notes and Class A-4 5.07% Auto Loan Asset Backed Notes (the “Offered Notes”) by USAA Auto Owner Trust 2007-2 described in the Final Prospectus Supplement dated September 24, 2007. USAA Auto Owner Trust 2007-2 also issued the Class A-1 5.24862% Auto Loan Asset Backed Notes and the Class B 5.97% Auto Loan Asset Backed Notes which were sold to an affiliate of the Registrant.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit
No.	Document Description

1.1	Underwriting Agreement, dated as of September 24, 2007, among USAA Acceptance, LLC (“USAA LLC”), USAA Federal Savings Bank (“USAA FSB”) and Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as Representatives of the several Underwriters.

4.1	Indenture, dated as of October 4, 2007, between USAA Auto Owner Trust 2007-2 (the “Issuer”) and The Bank of New York, as indenture trustee (the “Indenture Trustee”).

10.1	Receivables Purchase Agreement, dated as of October 4, 2007, between USAA LLC and USAA FSB.

10.2	Sale and Servicing Agreement, dated as of October 4, 2007, among the Issuer, USAA LLC, USAA FSB, the Indenture Trustee and Wells Fargo Delaware Trust Company (the “Owner Trustee”).

10.3	Administration Agreement, dated as of October 4, 2007, among the Issuer, USAA FSB, as administrator, and the Indenture Trustee.

10.4	Amended and Restated Trust Agreement, dated as of October 4, 2007, between USAA LLC and the Owner Trustee, not in its individual capacity but solely as owner trustee for the Issuer.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 9, 2007	USAA AUTO OWNER TRUST 2007-2

By: USAA Federal Savings Bank, as Servicer

	By:	/s/ Michael J. Broker
	Name:	Michael J. Broker
	Title:	Vice President